EXHIBIT 10.3











                         BUSINESS DEVELOPMENT AGREEMENT

                                     Between

                            RETRIEVAL DYNAMICS CORP.

                                       And

                               PHONE ONLINE, INC.











RDC Agreement
1/15/2001

                         Business Development Agreement

         This Agreement is entered into this ____st day of September, 2000 by and between Retrieval Dynamics Corp., a Florida corporation, with its principle place of business at 1819 Main St., Suite 600, Sarasota, FL 34236, hereinafter referred to as "RDC", and Phone Online, Inc., a Tennessee corporation, with offices located at 618 South Gay Street, Knoxville, TN 37902 hereinafter referred to as " PhoneOnline".

Nature of Relationship

         RDC and PhoneOnline (collectively "Parties" and individually "Party") have various contacts in need of services provided by RDC and PhoneOnline. PhoneOnline provides Professional Services and software development to businesses in the emerging mobile information market. RDC has products and services to benefit mobile sales forces. PhoneOnline and RDC desire to assist one another in the development of customer relationships.

1.   RDC Transactions

         If one Party introduces ("Introducing Party") the other ("Other Party") to any company, entity, or person ("Third Party") which enters into and closes on any of the following transactions with the Other Party (hereinafter referred to as "Transactions"), subject to all of the terms and conditions of this Agreement, then the Other Party shall pay Introducing Party a commission, as set forth in the this Agreement:

         1.1. Sale, lease, and/or distribution of Other Party products or services to Accepted Third Party; or

         1.2. Engages Other Party to develop a wireless solution for that business.

2.   RDC Third Parties

         2.1. Introducing Party Shall register in writing, with Other Party, the name of Third Parties with whom Other Party can usefully pursue discussions pursuant to the scope of this Agreement.

         2.2. Other Party may accept or reject any of the proposed Third Parties contained in the registrations. Rejection may only be for one of two reasons:

               2.2.1. The rejected Third Party was previously registered with Other Party; and/or

               2.2.2. Other Party has a pre-existing and/or current relationship with the rejected Third Party.


         2.3. After being accepted by Other Party, such Third Parties shall be referred to in this Agreement as "Accepted Third Parties". To be considered an Accepted Third Party the Introducing Party must introduce Other Party to senior executives within the Third Party's organization who have the authority to make the decision on whether to retain Other Party. The Third Party must actively be seeking services or products offered by the Other Party.

         2.4. PhoneOnline and RDC will regularly consult on the substance and timing of such discussions with Accepted Third Parties and shall coordinate their respective efforts.


RDC Agreement
1/15/2001
                                                                     Page 2 of 5

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3.   Fee and Commission

         3.1.     Other Party will pay to Introducing Party:

                  3.1.1. A fee of ten percent (10%) of the Net Revenue, as defined below, derived from Accepted Third Party during the first twelve months after the Third Party becomes an Accepted Third Party. (the "Commission").

         3.2.  "Net Revenue" is defined as: gross sales,  gross lease  payments,
or  gross  distribution  fees,  less  returns,   allowances,  and
               discounts.

         3.3. Payment of the Commission will be made in cash or cash equivalents based on the following schedule:

                   3.3.1. Within forty-five (45) days after such funds are received by Other Party.

         3.4. As of the date of Other Pary acceptance of a Third Party, and for a period of twelve (12) months thereafter, Introducing Party will be entitled to receive the Commission on any transaction with an Accepted Third Party, in which Commission would be required to be paid during the term of this Commission Section of this Agreement.

4.   General Provisions of this Fee and Commission Section of this Agreement

         4.1. Nothing in this Commission Section of this Agreement will obligate Other Party to pursue discussions or execute agreements with Accepted Third Parties, except on terms acceptable by Other Party. Such terms are entirely at the discretion of Other Party.

         4.2. Other Party agrees that financial data, product plans, business plans, and other information of Introducing Party are of a confidential and proprietary nature and Other Party will not disclose any of such information without the prior approval of Introducing Party.


         4.4 This Agreement shall be governed by the laws of the State of Tennessee.

         4.5 This agreement may be terminated for any reason by providing the other party thirty days written notice of termination. Confidentiality provisions and payment provisions shall continue to apply after termination of the Agreement for the applicable period.

         4.6 This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings. However, the terms of the Confidentiality Agreement attached as Exhibit A shall continue to apply. Each Party will provide marketing information that may be distributed to the Accepted Third Parties.

         4.7 This Agreement may not be amended except by written agreement executed by both Parties.

RDC Agreement
1/15/2001
                                                                     Page 3 of 5

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         4.8 This Agreement may be signed in two or more  counterparts,  each of which shall be considered an original and which shall, taken together, constitute this Agreement.

         4.9 Neither party shall make warranties or representations to third parties on behalf of the other.


         RDC and PhoneOnline intending to be legally bound, have each executed this Agreement as of the day and year set forth in the first paragraph of this Agreement.



RDC                                      PhoneOnline
RETRIEVAL DYNAMICS CORP.                 PHONE ONLINE, INC.
/s/ David Rippitoe                       /s/ Craig Cantrell
-----------------------------------      ---------------------------------
Director of Development                  Craig Cantrell, VP & Chief Operating
-----------------------------------      Officer



RDC Agreement
1/15/2001
                                                                     Page 4 of 5

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RDC Third Party Registration with Phone Online (to be completed by RDC)


Account Name                   Date                       Initial








Phone Online Third Party Registration with RDC (to be completed by Phone Online)


Account Name                  Date                       Initial






RDC Agreement
1/15/2001
                                                                     Page 5 of 5

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Exhibit A
Confidentiality Agreement


**attach signed NDA**


RDC Agreement
1/15/2001
                                                                    Page 6 of  5